UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2009

UNICO, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  Corporate Governance and Management

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 24, 2009, certain changes in the officers of Unico, Incorporated (“Unico”) were made by Unico’s directors.  The changes include the following: (1) Mark A. Lopez, Unico’s CEO, also became the President of Unico; (2) Charles Madsen was promoted to Executive Vice President for Operations; and (3) Wayne Ash, the former President of Unico, became Unico’s Director of Engineering.  All of Unico’s officers will serve until the next Annual Meeting of the Board of Directors and until their successors are elected and qualify.

Mark A. Lopez, age 45, has served as chief executive officer of Unico, Incorporated and as a co-manager of two of Unico's subsidiaries, Deer Trail Mining Company, LLC and Bromide Basin Mining Company, LLC, since September 7, 2004. He served as a consultant to Unico from September 2003 until September 2004 when he became CEO. Mr. Lopez was elected President of Unico on August 24, 2009.  Mr. Lopez has served as a vice president of investments for Ashton Capital Management, Inc., a securities broker dealer, from December 2001 through November 2008. He has been licensed as a registered investment advisor from November 2001 through February 2007. Mr. Lopez served as a general securities principal for American Pacific Securities, Inc. (formerly known as Sy Leavitt Company, Inc.) from June 1996 through December 2001. He served as a co-manager of KM Income Properties LLC, a real estate investment company, from June 1998 through May 2000. He served as a registered investment advisor with Centurion Capital Management, LLC from October 1998 until February 2001. He also served as a licensed life and disability insurance agent with Alliance Financial Investment Services, Inc. from June 1994 until May 2000.

Charles M. Madsen, age 32, was elected Executive Vice President of Operations for Unico on August 24, 2009.  Mr. Madsen has served as General Manager of Deer Trail Mining Company, LLC, one of Unico’s subsidiaries since June 2004.  Mr. Madsen has over 10 years of management experience related to the following: hands-on mill design and construction experience, mining and mineral processing, supply and equipment procurement, expediting, and personnel scheduling.  He also has an intimate knowledge of the historical development and mining of the Upper and Lower Deer Trail Mines.  Mr. Madsen has primary responsibility for the Safety Program on the property and is an MSHA-certified trainer.  Mr. Madsen began his career with Unico in 1999 as a construction superintendent.  Mr. Madsen is married to a granddaughter of Ray C. Brown, the Chairman of the Board of Directors of Unico.

Wayne M. Ash, age 69, was elected Director of Engineering on August 24, 2009.  Mr. Ash served as president of Unico from February 2003 until August 2009. From 1986 to the present, Mr. Ash has served as president of Ash & Associates Consulting Ltd. Mr. Ash has evaluated over 100 mineral prospects and potential mining properties in Canada, the United States, Latin America and Asia.  Mr. Ash has 46 years of wide-ranging international experience as a professional mining engineer, and manager of engineering and geology, manager of operations for base and precious metal mines.  In his early years Mr. Ash worked as an underground and open pit miner including Shift Boss.  Countries in which he has conducted major projects as both an employee and consultant include Canada, United States, Indonesia, Mexico, Central America, and South America.   His work includes simultaneous planning for as many as eight mines, safety training, underground mine design and development, reserve calculation, mill design and construction, and major feasibility and processing studies.  Some companies with which he has been associated include Canadian Johns-Manville, Hudson Bay Mining and Smelting, Northair Mines, Adtec Mining Consultants, Candorado, and.  Mr. Ash holds respective Mining Technician and Mining Engineering degrees from the Haileybury School of Mines (Ontario) and Michigan Technological University.  In addition to serving as President of Unico, Inc. since 2003 he is also been a Director of Mosquito Consolidated Gold Mines.

Compensation

There are no written employment contracts with any of these three officers.  Mr. Lopez receives an annual salary of $150,000.  Mr. Madsen receives an annual salary of $72,000.  Mr. Ash receives annual engineering fees of approximately $90,000.  It is anticipated that each of these officers will receive certain stock options and/or stock awards in the near future, but the terms have not yet been finalized.

Related Party Transactions

1.  Unico has received advances in the past from Ray C. Brown, Wayne Hartle and Mark Lopez.  Portions of these advances were converted to convertible debentures that bear interest at 10% per annum and are convertible to common stock of the Company at a discounted rate equal to 80% of the closing bid price on the date of conversion.  Both the Company and the debenture holders have the right to convert under these terms.  Mr. Joseph Lopez, father of Mark Lopez, purchased a portion of the debentures held by Mr. Brown.  In the event of a company liquidation, the debentures automatically convert into common stock at the same rate.   As of the quarter ended May 31, 2009, the Company owed Joseph Lopez $114,466 in principal and $53,532 in accrued interest on this convertible debenture.  Mark Lopez held no debentures as of February 28, 2009.

2.  On January 23, 2008, Moore Investment Holdings, LLC purchased $3,765,100 face value of Convertible Debentures issued by Unico from Blue Marble Investments, a BWI company.  Effective the same date, Moore Investment Holdings, LLC purchased $1,200,000 face value of Convertible Debentures issued by Unico from Compass Capital Group, Inc., a New York Corporation, and $15,000 face value of Convertible Debentures issued by Unico from Reef Holdings, Ltd., a BWI company.  Unico consented to these assignments which were made effective on January 23, 2008.  Blue Marble Investments, Compass Capital Group, Inc., and Reef Holdings, Ltd. are private non-related companies. Moore Investment Holdings, LLC is a Nevada limited liability company controlled by

Joseph A. Lopez, and his wife, Patricia A. Lopez.  Joseph A. Lopez is the father of Mark A. Lopez, Chief Executive Officer of Unico.

3.  Moore Investment Holdings, LLC has purchased the following additional Convertible Debentures from Unico:  two debentures in the fiscal year ending February 29, 2008 totaling $500,000, 30 debentures in the fiscal year ending February 28, 2009 totaling $1,908,000, and 15 debentures since February 28, 2009 totaling $767,500. All of these Convertible Debentures bear interest at the rate of eight percent (8.0%) per annum, are convertible to shares of Unico’s common stock at fifty percent of the bid price of Unico’s common stock on the date of conversion, and are due and payable six (6) months from their issue date.  These Convertible Debentures are identical in their terms to the Convertible Debentures issued by Unico numerous times to unrelated third parties during the last three years.  At the present time, Unico owes $7,290,061 principal and approximately $1,000,000 accrued interest on these debentures to Moore Investment Holdings, LLC.

4.  Moore Investment Holdings, LLC has converted portions of the amounts owing from Unico under the Convertible Debentures from time to time, and has received a total of 54,550,000 shares of Unico common stock through these conversions.  Moore Investment Holdings, LLC has never owned five percent or more of Unico’s issued and outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: August 24, 2009

/s/ Mark A. Lopez__________________

                        Mark A. Lopez, Chief Executive Officer

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